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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF UST CORP.(*)

                                    USTRUST
                          UNITED STATES TRUST COMPANY
                              UST BANK/CONNECTICUT
                          UST LEASING CORPORATION(**)
                          UST DATA SERVICES CORP.(**)
                             UST CAPITAL CORP.(***)

  (*) Other than UST Bank/Connecticut which is a Connecticut trust company, each of the above subsidiaries of UST Corp. is a Massachusetts Corporation or trust company and each of the above entities does business only under its corporate name. The foregoing list does not include the names of inactive subsidiaries or the names of subsidiaries of banking entities which subsidiaries have been organized to hold foreclosed property, other assets held in satisfaction of debts previously contracted by the applicable banking entity or other leeway investments.

 (**) Wholly-owned by USTrust

(***) Wholly-owned by United States Trust Company

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